FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT dated as of November 10, 2006 (the “Amendment”) is entered into among Joy Global, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders party hereto and Bank of America, N.A., as Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent have entered into that certain Credit Agreement dated as of October 28, 2005 (as amended or modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments. The Credit Agreement is hereby amended as follows:

(a)           The definition of “Consolidated Capital Expenditures” is hereby deleted in its entirety from Section 1.01 of the Credit Agreement.

(b)           The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Maturity Date” means November 10, 2011.

(c)	Section 8.11 of the Credit Agreement is hereby amended to read as follows:

8.11	Financial Covenants.

(a)           Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than 2.50 to 1.0.

(b)           Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 3.0 to 1.0.

2.           Conditions Precedent. This Amendment, other than Section 1(b), shall be effective upon receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent. Section 1(b) shall be effective upon receipt by the Administrative Agent of (a) counterparts of this Amendment duly executed by the Borrower, the Guarantors, the Lenders and the Administrative Agent and (b) an amendment fee, on behalf of the Lenders, equal to .035% of the Revolving Commitments of all the Lenders.

CHAR1\917464v2

3.	Miscellaneous.

(a)    The Credit Agreement, and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(b)    Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the Loan Documents.

(c)	The Borrowers and the Guarantors hereby represent and warrant as follows:

(i)          Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(ii)         This Amendment has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii)        No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Loan Party of this Amendment.

(d)    The Loan Parties represent and warrant to the Lenders that (i) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(e)    This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(f)    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[remainder of page intentionally left blank]

CHAR1\917464v2

                Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	JOY GLOBAL INC.,

a Delaware corporation

By:

Name:

Title:

GUARANTORS:	Joy Technologies Inc.,
a Delaware corporation

By:

Name:

Title:

Harnischfeger Corporation,
a Delaware corporation

By:

Name:

Title:

CHAR1\917464v2

JOY GLOBAL INC.

FIRST AMENDMENT

ADMINISTRATIVE

AGENT:	bank of america, n.a.,

as Administrative Agent

By:

Name:

Title:

LENDERS:	bank of america, n.a.,

as a Lender, L/C Issuer and Swing Line Lender

By:

Name:

Title:

LASALLE BANK NATIONAL ASSOCIATION,

as a Lender and an L/C Issuer

By:

Name:

Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,

in its capacity as L/C Issuer under the Existing Letters of Credit

By:

Name:

Title:

By:

Name:

Title:

DEUTSCHE BANK AG NEW YORK BRANCH

By:

Name:

Title:

By:

Name:

Title:

HARRIS N.A.

By:

Name:

Title:

CHAR1\917464v2

JOY GLOBAL INC.

FIRST AMENDMENT

JPMORGAN CHASE BANK, N.A.

By:

Name:

Title:

STANDARD BANK PLC

By:

Name:

Title:

M&I MARSHALL & ILSLEY BANK

By:

Name:

Title:

WELLS FARGO BANK N.A.

By:

Name:

Title:

NATIONAL CITY BANK OF THE MIDWEST

By:

Name:

Title:

THE ROYAL BANK OF SCOTLAND PLC

By:

Name:

Title:

NATIONAL AUSTRALIA BANK LIMITED, A.B.N.

12 004 044 937

By:

Name:

Title:

THE NORTHERN TRUST CO.

By:

Name:

Title:

CHAR1\917464v2

JOY GLOBAL INC.

FIRST AMENDMENT

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

By:

Name:

Title:

By:

Name:

Title:

MIZUHO CORPORATE BANK, LTD

By:

Name:

Title:

KBC BANK, N.V.

By:

Name:

Title:

HUA NAN COMMERCIAL BANK, LTD.

NEW YORK AGENCY

By:

Name:

Title:

COMERICA BANK

By:

Name:

Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

CHICAGO BRANCH

F/K/A THE BANK OF TOKYO-MITSUBISHI, LTD.,

CHICAGO BRANCH

By:

Name:

Title:

CALYON NEW YORK BRANCH

By:

Name:

Title:

CHAR1\917464v2

JOY GLOBAL INC.

FIRST AMENDMENT